Charles W. Lutter, Jr.
                          Attorney and Counselor at Law
                                 103 Canyon Oaks
                          San Antonio, Texas 78232-1305
                                 (210) 495-5438
                               Fax (210) 496-1631

                                 April 12, 2006

Board of Trustees
Memorial Funds
6550 Directors Parkway
Abilene, Texas 79606

Re:  Legal Opinion and Consent

Dear Sirs:

You have requested my legal opinion and consent so that Memorial Funds may have a current legal opinion to complete Post-Effective Amendment No. 25/28 to the Trust's Registration Statement on Form N-1A. In this regard, I note that the Trust's name is to change to Monteagle Funds upon closing of reorganization involving the three series of the Trust (Government Bond Fund, Growth Equity Fund, and Value Equity Fund) and three series of Unified Series Trust (Monteagle Fixed Income Fund, Monteagle Value Fund, and Monteagle Large Cap Growth Fund); and that Post-Effective Amendment No. 25/28 covers the three existing series of the Trust and two new series for combination with the Monteagle equity funds.

I have considered, among other things, the Trust's Registration Statement, the Trust instrument, the opinions of prior counsel to the Trust previously filed as exhibits to the Trust's Registration Statement, copies of actions of the Board of Trustees as furnished by the Trust, and such other documents and records as deemed necessary for the purpose of this opinion.

Based on my review, I am of the opinion that the shares of beneficial interest in the five series of the Trust (Monteagle Quality Growth Equity Fund, Monteagle Large-Cap Value Equity Fund Monteagle Fixed Income Fund, Monteagle Value Fund, and Monteagle Large-Cap Growth Equity Fund) are duly authorized and when purchased and paid for as described in the Trust's Registration Statement, will be validly issued, fully paid and non-assessable.

I am delivering this letter to the Trust and no person other than the Trust may rely on it.

I hereby consent to the filing of this opinion of counsel as an exhibit to the Post-Effective Amendment to the Trust's Registration Statement on Form N-1A (SEC File Nos. 811-8529 and 333-41461).

Sincerely,

/S/

Charles W. Lutter, Jr.